AMENDMENT NO. 1 TO LETTER OF INTENT AGREEMENT

This Amendment No. 1 to Letter of Intent Agreement (the “Amended Agreement”), dated as of March 30, 2007, is entered into by and among Raven Gold Corp. (the “Company”), Tara Gold Resources Corporation (“Tara”) and Corporación Amermin S.A. de C.V., a subsidiary of Tara Gold Resources Corp. (“Amermin”; Amermin and Tara shall hereafter be collectively referred as “Tara Gold”).

R E C I T A L S:

  WHEREAS, the Company and Tara Gold are parties to that certain Letter of Intent Agreement (the “Agreement”), originally dated June 1, 2006. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement;

WHEREAS, the Company and Tara Gold originally entered into the Agreement on August 23, 2006 and at execution of the Agreement erroneously dated the Agreement as of June 1, 2006;

WHEREAS, the Company and Tara Gold mutually intended to have the Agreement be effective as of June 1, but the Agreement was actually dated as of June 1, but did not say effective as of this date;

WHEREAS, the Company and Tara Gold mutually agree and acknowledge that the Agreement was erroneously dated as of June 1, 2006 and should have been dated as of August 23, 2006 and effective as of June 1; and

WHEREAS, the Company and Tara Gold mutually wish to amend the Agreement per the terms of this Amended Agreement to provide that the Agreement should have been dated as of August 23, 2006 and effective as of June 1.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

Section 1    Amendments.

1.1    Date of the Agreement. Upon the terms and the conditions set forth herein, the Company and Tara Gold each mutually agree and acknowledge that the Agreement is hereby amended to set forth that the date of the Agreement is August 23, 2006, and that the Agreement is effective as of June 1, 2006.

1.2    Amendment to the Agreement. The first paragraph (the introductory paragraph) on page 1 of the Agreement is hereby amended and replaced in its entirety with the following section:

“Re :   When countersigned by each of the parties, the following will constitute our Letter of Intent, dated as of the date hereof and effective as of June 1, 2006, outlining the general terms with respect to our acquiring an interest in the Las Minitas group of properties, as outlined and defined in Exhibit A, (herein after called “Las Minitas Groupings”) near Navojoa, Sonora, Mexico, between Tara Gold Resources Corporation and Corporación Amermin S.A. de C.V., a subsidiary of Tara Gold Resources Corp. (hereinafter referred to as “Tara”), and Raven Gold Corp (hereinafter referred to as “Raven”). The Las Minitas Groupings are approximately 800 Hectares in size and are identified those properties set forth on that certain Declaration (the “Declaration”) dated as of March 27, 2006 between Corporación Amermin S.A. de C.V. as “Prospector” and Ing. Isidro Hernández Pompa as “Concessionaire” and further detailed in Schedule B.”

Section 2 Miscellaneous.

2.1    Except as amended hereby and for the purposes described herein, the Agreement shall remain in full force and effect in accordance with its terms.

2.2    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within such state.

[Signature Pages Following]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAVEN GOLD CORP.

By:   /s/ Gary Haukeland

Name: Gary Haukeland
Title: Chief Executive Officer

Address for Notice Purposes:

Raven Gold Corp.
#205-598 Main Street
Penticton B.C.
V2A-5C7

TARA GOLD RESOURCES CORP.	AMERMIN S.A. DE C.V
By: /s/ Francis R. Biscan Jr. Name: Francis R. Biscan Jr. Title: President and Chief Executive Officer	By: /s/ Ramiro Trevizo Ledesma Name: Ramiro Trevizo Ledesma Title: President

Address for Notice Purposes:	Address for Notice Purposes: